UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

ENDOVIA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Flagler Drive Fort Lauderdale, Florida	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 648-7238

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SBEV	NYSE American LLC

Item 1.01 Entry into a Material Definitive Agreement

On August 20, 2026, Endovia Health Sciences, Inc. (the “Company”) entered into an Employment Agreement (each, an “Agreement”) with each of Brady Cobb for his employment as Interim Chief Executive Officer of the Company and Michael Bondurant for his employment as Interim Chief Operating Officer of the Company. Pursuant to the Agreements, the Company agreed to compensate Mr. Cobb and Mr. Bondurant as follows for their services: (a) a base salary at the gross annual rate of $300,000 and $275,000, respectively and (b) the following bonuses for each of Mr. Cobb and Mr. Bondurant, subject to continued employment with the Company on the applicable dates: (i) a cash bonus of $50,000 upon a successful increase in the Company’s market capitalization of $5,000,000 above the Company’s market capitalization as of the date of the Agreement, measured on or before October 30, 2026 based on the average of the closing prices of the Company’s common stock for three consecutive trading days, (b) a cash bonus of $50,000 if the Company’s market capitalization increases to $10,000,000 above the Company’s market capitalization as of the date of the Agreement, measured on or before December 31, 2026 based on the average of the closing prices of the Company’s common stock for three consecutive trading days, and (c) a bonus equal to 3% of all additional market capitalization of the Company above $10,000,000 above the Company’s market capitalization as of the date of the Agreement achieved during the 2026 calendar year, subject to a maximum aggregate bonus of $300,000, determined based on the highest market capitalization based on the average of the closing prices of the Company’s common stock for three consecutive trading days during the period from the date of the Agreement through December 31, 2026. Mr. Cobb and Mr. Bondurant may be eligible to earn annual performance bonuses based on revenue targets and profit goals mutually established by the Company’s management team and approved by the Board or the Compensation Committee.

In connection with their employment, each of Messrs. Cobb and Bondurant also received option grants, and subject to shareholder approval will also be entitled to receive restricted stock unit (“RSU”) grants. Specifically, Mr. Cobb received 231,250 options and Mr. Bondurant received 200,000 options, and subject to shareholder approval each of Messrs. Cobb and Bondurant will become entitled to receive 7% of the 20% of the Company’s fully diluted shares outstanding approved by the Board of Directors, as previously disclosed. Under each Agreement, if the applicable executive’s employment is terminated by the Company without cause or if a change of control transaction occurs, all unvested options and/or RSUs that were issued to such executive shall vest upon the occurrence of such event.

The foregoing description of Mr. Cobb and Mr. Bondurant’s Employment Agreements do not purport to be complete and are qualified in their entirety by the full text of the Employment Agreements, a copy of which are filed as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement with Brady Cobb
10.2	Employment Agreement with Michael Bondurant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOVIA HEALTH SCIENCES, INC.

Date: August 26, 2026	By:	/s/ Brady Cobb
	Name:	Brady Cobb
	Title:	Interim Chief Executive Officer